THE DREYFUS FAMILY OF FUNDS
        (Dreyfus Premier Family of Funds - Funds Included in Exhibit I)

                                 Rule 18f-3 Plan

            Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes of shares pursuant to said Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges.


            The Board, including a majority of the non-interested Board members, of each of the investment companies, or series thereof, listed on Exhibit I attached hereto as the same may be revised from time to time (each, a "Fund"), which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and the Fund as a whole:


1. Class Designation: Fund shares shall be divided into Class A, Class B, Class C and Class R.

2. Differences in Availability: Class A shares, Class B shares and Class C shares shall be available only to clients of banks, brokers, dealers and other financial institutions, except that full-time or part-time employees or directors of The Dreyfus Corporation ("Dreyfus") or any of its affiliates or subsidiaries, Board members or a fund advised by Dreyfus, including members of the Fund's Board, or the spouse or minor child of any of the foregoing may purchase Class A shares directly through the Distributor.

            Class R shares shall be sold primarily to bank trust departments and other financial service providers acting on behalf of customers having a qualified trust or investment account or relationship at such institution, or to customers who have received and hold shares of the Fund distributed to them by virtue of such an account or relationship.

3. Differences in Services: Other than shareholder services provided under the Distribution Plan for Class A shares and the Service Plans for Class B and Class C shares, the services offered to shareholders of each Class shall be substantially the same, except that Right of Accumulation and Letter of Intent shall be applicable only to holders of Class A shares and Reinvestment Privilege shall be applicable only to holders of Class A and Class B shares.

4. Differences in Distribution Arrangements: Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830(b) of the Conduct Rules of the National Association of Securities Dealers, Inc. ("Rule 2830(b)"), and a deferred sales charge (a "CDSC"), as such term is defined in Rule 2830(b), may be assessed on certain redemptions of Class A shares purchased without an initial sales charge as part of an investment of $1 million or more. The amount of the sales charge and the amount of and provisions relating to the CDSC pertaining to the Class A shares are set forth on Schedule A hereto. Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The Distribution Plan for Class A shares allows the Fund to spend annually up to 0.25% of its average daily net assets attributable to Class A shares to compensate Dreyfus Service Corporation, an affiliate of Dreyfus, for shareholder servicing activities, and the Fund's Distributor for shareholder servicing activities and for activities or expenses primarily intended to result in the sale of Class A shares.

            Class B shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC. The amount of and provisions relating to the CDSC are set forth on Schedule B hereto. Class B shares shall be subject to a Distribution Plan and Service Plan each adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan for Class B shares, the Fund pays the Distributor for distributing the Fund's Class B shares at an aggregate annual rate of .75 of 1% of the value of the average daily net assets of Class B. Under the Service Plan for Class B shares, the Fund pays Dreyfus Service Corporation or the Distributor for the provision of certain services to the holders of Class B shares a fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class B.

            Class C shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC. The amount of and provisions relating to the CDSC are set forth on Schedule C hereto. Class C shares shall be subject to a Distribution Plan and Service Plan each adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan for Class C shares, the Fund pays the Distributor for distributing the Fund's Class C shares at an aggregate annual rate of .75 of 1% of the value of the average daily net assets of Class C. Under the Service Plan for Class C shares, the Fund pays Dreyfus Service Corporation or the Distributor for the provision of certain services to the holders of Class C shares a fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class C.

            Class A, Class B and Class C shares shall vote separately with respect to any matter relating to the Plan or Plans that effect them.

            Class R shares shall not be subject to a front-end sales charge, CDSC, distribution plan or service plan.

5. Expense Allocation: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under the Distribution Plans and Service Plan; (b) printing and postage expenses payable by the Fund related to preparing and distributing materials, such as proxies, to current shareholders of a specific Class; and (c) litigation or other legal expenses relating solely to a specific Class.

6. Conversion Features: Class B shares shall automatically convert to Class A shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class without the imposition of any sales charge, fee or other charge, as set forth on Schedule D hereto. No other Class shall be subject to any automatic conversion feature.


7. Exchange Privileges: Class A shares shall be exchangeable only for (a) Class A shares (however the same may be named) of certain other funds managed or administered by Dreyfus or managed by Founders Asset Management LLC ("Founders"), an affiliate of Dreyfus; (b) Investor shares (however the same may be named) of other funds managed or administered by Dreyfus; (c) BASIC shares (however the same may be named) of other funds managed or administered by Dreyfus (subject to the minimum investment amount applicable to such shares);
(d) shares of funds managed or administered by Dreyfus which do not have separate share classes; and (e) shares of certain other funds, as specified from time to time.

            Class B shares shall be exchangeable only for (a) Class B shares (however the same may be named) of certain other funds managed or administered by Dreyfus or managed by Founders with the same CDSC structure as the Fund; and
(b) shares of certain other funds, as specified from time to time.

            Class C shares shall be exchangeable only for (a) Class C shares (however the same may be named) of certain other funds managed or administered by Dreyfus or managed by Founders with the same CDSC structure as the Fund; and
(b) shares of certain other funds, as specified from time to time.

            Class R shares shall be exchangeable only for (a) Class R shares (however the same may be named) of certain other funds managed or administered by Dreyfus or managed by Founders; (b) Restricted shares (however the same may be named) of other funds managed or administered by Dreyfus; (c) BASIC shares (however the same may be named) of other funds managed or administered by Dreyfus (subject to the minimum investment amount applicable to such shares);
(d) shares of funds managed or administered by Dreyfus which do not have separate share classes; and (e) shares of certain other funds, as specified from time to time.


Dated:  April 26, 1995
Revised as of August 15, 1997 and amended as of December 31, 1999










                                    EXHIBIT I


            The Dreyfus/Laurel Funds Trust -
                       Dreyfus Premier Managed Income Fund








                                   SCHEDULE A



Front-End Sales Charge--Class A Shares--The public offering price for Class A shares shall be the net asset value per share of that Class plus a sales load as shown below:
                                                     Total Sales Load
                                             ---------------------------------
Amount of Transaction                          As a % of          As a % of
                                               offering           net asset
                                               price per          value per
                                                 share              share
                                             --------------     --------------
Less than $50,000.........................       4.50               4.70
$50,000 to less than $100,000.............       4.00               4.20
$100,000 to less than $250,000............       3.00               3.10
$250,000 to less than $500,000............       2.50               2.60
$500,000 to less than $1,000,000..........       2.00               2.00
$1,000,000 or more........................        -0-                -0-

Contingent Deferred Sales Charge--Class A Shares--A CDSC of 1% shall be assessed at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year after purchase. The terms contained in Schedule B pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Right of Accumulation shall apply to such purchases of Class A shares.





                                   SCHEDULE B


Contingent Deferred Sales Charge--Class B Shares--A CDSC payable to the Fund's Distributor shall be imposed on any redemption of Class B shares which reduces the current net asset value of such Class B shares to an amount which is lower than the dollar amount of all payments by the redeeming shareholder for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption. No CDSC shall be imposed to the extent that the net asset value of the Class B shares redeemed does not exceed (i) the current net asset value of Class B shares acquired through reinvestment of dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class B shares above the dollar amount of all payments for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption.

            If the aggregate value of the Class B shares redeemed has declined below their original cost as a result of the Fund's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

            In circumstances where the CDSC is imposed, the amount of the charge shall depend on the number of years from the time the shareholder purchased the Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of Class B shares, all payments during a month shall be aggregated and deemed to have been made on the first day of the month. The following table sets forth the rates of the CDSC:

                                              CDSC as a % of
Year Since                                    Amount Invested or
Purchase Payment                              Redemption
Was Made                                         Proceeds
----------------                              -----------
First..............................               4.00
Second.............................               4.00
Third..............................               3.00
Fourth.............................               3.00
Fifth..............................               2.00
Sixth..............................               1.00

            In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate. Therefore, it shall be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value of Class B shares above the total amount of payments for the purchase of Class B shares made during the preceding six years; then of amounts representing the cost of shares purchased six years prior to the redemption; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable six-year period.

Waiver of CDSC--The CDSC shall be waived in connection with (a) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), of the shareholder,
(b) redemptions by employees participating in qualified or non-qualified employee benefit plans or other programs where (i) the employers or affiliated employers maintaining such plans or programs have a minimum of 250 employees eligible for participation in such plans or programs, or (ii) such plan's or program's aggregate investment in the Dreyfus Family of Funds or certain other products made available by the Fund's Distributor exceeds one million dollars,
(c) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise, (d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code and (e) redemption pursuant to the Automatic Withdrawal Plan, as described in the Fund's Prospectus. Any Fund shares subject to a CDSC which were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Fund's prospectus at the time of the purchase of such shares.








                                   SCHEDULE C


Contingent Deferred Sales Charge--Class C Shares--A CDSC of 1.00% payable to the Fund's Distributor shall be imposed on any redemption of Class C shares within one year of the date of purchase. The basis for calculating the payment of any such CDSC shall be the method used in calculating the CDSC for Class B shares. In addition, the provisions for waiving the CDSC shall be those set forth for Class B shares.








                                   SCHEDULE D



Conversion of Class B Shares--Class B shares shall automatically convert to Class A shares on the first Fund business day of the month in which the sixth anniversary of the date of purchase occurs (unless otherwise specified by the Board), based on the relative net asset values for shares of each such Class, and shall be subject to the Distribution Plan for Class A shares but shall no longer be subject to the Distribution Plan and Service Plan applicable to Class B shares. (Such conversion is subject to suspension by the Board members if adverse tax consequences might result.) At that time, Class B shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Class B shares (other than Dividend Shares) converting to Class A shares bears to the total Class B shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.


                           THE DREYFUS FAMILY OF FUNDS
        (Dreyfus Premier Family of Funds - Funds Included in Exhibit I)

                                 Rule 18f-3 Plan

            Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes of shares pursuant to said Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges.


            The Board, including a majority of the non-interested Board members, of each of the investment companies, or series thereof, listed on Exhibit I attached hereto as the same may be revised from time to time (each, a "Fund"), which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and the Fund as a whole:


1. Class Designation: Fund shares shall be divided into Class A, Class B, Class C and Class R.

2. Differences in Availability: Class A shares, Class B shares and Class C shares shall be available only to clients of banks, brokers, dealers and other financial institutions, except that full-time or part-time employees or directors of The Dreyfus Corporation ("Dreyfus") or any of its affiliates or subsidiaries, Board members of a fund advised by Dreyfus, including members of the Fund's Board, or the spouse or minor child of any of the foregoing, may purchase Class A shares directly through the Fund's Distributor.

            Class R shares shall be sold primarily to bank trust departments and other financial service providers acting on behalf of customers having a qualified trust or investment account or relationship at such institution, or to customers who have received and hold shares of the Fund distributed to them by virtue of such an account or relationship.

3. Differences in Services: Other than shareholder services provided under the Distribution Plan for Class A shares and the Service Plan for Class B and Class C shares, the services offered to shareholders of each Class shall be substantially the same, except that Right of Accumulation, Letter of Intent and Check Redemption Privilege shall be applicable only to holders of Class A shares and Reinvestment Privilege shall be applicable only to holders of Class A and Class B shares.


4. Differences in Distribution Arrangements: Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830(b) of the Conduct Rules of the National Association of Securities Dealers, Inc. ("Rule 2830(b)"), and a deferred sales charge (a "CDSC"), as such term is defined in Rule 2830(b), may be assessed on certain redemptions of Class A shares purchased without an initial sales charge as part of an investment of $1 million or more. The amount of the sales charge and the amount of and provisions relating to the CDSC pertaining to the Class A shares are set forth on Schedule A hereto. Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The Distribution Plan for Class A shares allows the Fund to spend annually up to 0.25% of its average daily net assets attributable to Class A shares to compensate Dreyfus Service Corporation, an affiliate of Dreyfus, for shareholder servicing activities, and the Fund's Distributor for shareholder servicing activities and for activities or expenses primarily intended to result in the sale of Class A shares.


            Class B shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC. The amount of and provisions relating to the CDSC are set forth on Schedule B hereto. Class B shares shall be subject to a Distribution Plan and Service Plan each adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan for Class B shares, the Fund pays the Distributor for distributing the Fund's Class B shares at an aggregate annual rate of .50 of 1% of the value of the average daily net assets of Class B. Under the Service Plan for Class B shares, the Fund pays Dreyfus Service Corporation or the Distributor for the provision of certain services to the holders of Class B shares a fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class B.

            Class C shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC. The amount of and provisions relating to the CDSC are set forth on Schedule C hereto. Class C shares shall be subject to a Distribution Plan and Service Plan each adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan for Class C shares, the Fund pays the Distributor for distributing the Fund's Class C shares at an aggregate annual rate of .75 of 1% of the value of the average daily net assets of Class C. Under the Service Plan for Class C shares, the Fund pays Dreyfus Service Corporation or the Distributor for the provision of certain services to the holders of Class C shares a fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class C.

            Class A, Class B and Class C shares shall vote separately with respect to any matter relating to the Plan or Plans that effect them.

            Class R shares shall not be subject to a front-end sales charge, CDSC, distribution plan or service plan.

                  5. Expense Allocation: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under the Distribution Plans and Service Plan; (b) printing and postage expenses payable by the Fund related to preparing and distributing materials, such as proxies, to current shareholders of a specific Class; and (c) litigation or other legal expenses relating solely to a specific Class.

            6. Conversion Features: Class B shares shall automatically convert to Class A shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class without the imposition of any sales charge, fee or other charge, as set forth on Schedule D hereto. No other Class shall be subject to any automatic conversion feature.


            7. Exchange Privileges: Class A shares shall be exchangeable only for (a) Class A shares (however the same may be named) of certain other funds managed or administered by Dreyfus or managed by Founders Asset Management LLC ("Founders"), an affiliate of Dreyfus; (b) Investor shares (however the same may be named) of other funds managed or administered by Dreyfus; (c) BASIC shares (however the same may be named) of other funds managed or administered by Dreyfus; (subject to the minimum investment amount applicable to such shares);
(d) shares of funds managed or administered by Dreyfus which do not have separate share classes; and (e) shares of certain other funds, as specified from time to time.

            Class B shares shall be exchangeable only for (a) Class B shares (however the same may be named) of certain other funds managed or administered by Dreyfus or managed by Founders with the same CDSC structure as the Fund; and
(b) shares of certain other funds, as specified from time to time.

            Class C shares shall be exchangeable only for (a) Class C shares (however the same may be named) of certain other funds managed or administered by Dreyfus or managed by Founders with the same CDSC structure as the Fund; and
(b) shares of certain other funds, as specified from time to time.

            Class R shares shall be exchangeable only for (a) Class R shares (however the same may be named) of certain other funds managed or administered by Dreyfus or managed by Founders; (b) Restricted shares (however the same may be named) of other funds managed or administered by Dreyfus; (c) BASIC shares (however the same may be named) of other funds managed or administered by Dreyfus (subject to the minimum investment amount applicable to such shares);
(d) shares of funds managed or administered by Dreyfus which do not have separate share classes; and (e) shares of certain other funds, as specified from time to time.

            Fund shares that are subject to a CDSC may be exchanged for shares of Dreyfus Worldwide Dollar Money Market Fund, Inc. on the terms provided in the Fund's then-current Prospectus.

Dated:  April 24, 1997
Revised as of August 15, 1997 and amended as of December 31, 1999







                                    EXHIBIT I


            The Dreyfus/Laurel Funds Trust -
                  Dreyfus Premier Limited Term High Income Fund











                                   SCHEDULE A



Front-End Sales Charge--Class A Shares--The public offering price for Class A shares shall be the net asset value per share of that Class plus a sales load as shown below:

                                                     Total Sales Load
                                             ---------------------------------
Amount of Transaction                          As a % of          As a % of
                                               offering           net asset
                                               price per          value per
                                                 share              share
                                             --------------     --------------
Less than $50,000.........................       4.50               4.70
$50,000 to less than $100,000.............       4.00               4.20
$100,000 to less than $250,000............       3.00               3.10
$250,000 to less than $500,000............       2.50               2.60
$500,000 to less than $1,000,000..........       2.00               2.00
$1,000,000 or more........................        -0-                -0-


Contingent Deferred Sales Charge--Class A Shares--A CDSC of 1% shall be assessed at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year after purchase. The terms contained in Schedule B pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Right of Accumulation shall apply to such purchases of Class A shares.









                                   SCHEDULE B

Contingent Deferred Sales Charge--Class B Shares--A CDSC payable to the Fund's Distributor shall be imposed on any redemption of Class B shares which reduces the current net asset value of such Class B shares to an amount which is lower than the dollar amount of all payments by the redeeming shareholder for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption. No CDSC shall be imposed to the extent that the net asset value of the Class B shares redeemed does not exceed (i) the current net asset value of Class B shares acquired through reinvestment of dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class B shares above the dollar amount of all payments for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption.

            If the aggregate value of the Class B shares redeemed has declined below their original cost as a result of the Fund's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

            In circumstances where the CDSC is imposed, the amount of the charge shall depend on the number of years from the time the shareholder purchased the Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of Class B shares, all payments during a month shall be aggregated and deemed to have been made on the first day of the month. The following table sets forth the rates of the CDSC:

                                              CDSC as a % of
Year Since                                    Amount Invested or
Purchase Payment                              Redemption
Was Made                                         Proceeds
----------------                              -----------
First..............................               4.00
Second.............................               4.00
Third..............................               3.00
Fourth.............................               3.00
Fifth..............................               2.00
Sixth..............................               1.00

            In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate. Therefore, it shall be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value of Class B shares above the total amount of payments for the purchase of Class B shares made during the preceding six years; then of amounts representing the cost of shares purchased six years prior to the redemption; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable six-year period.

Waiver of CDSC--The CDSC shall be waived in connection with (a) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), of the shareholder,
(b) redemptions by employees participating in qualified or non-qualified employee benefit plans or other programs where (i) the employers or affiliated employers maintaining such plans or programs have a minimum of 250 employees eligible for participation in such plans or programs, or (ii) such plan's or program's aggregate investment in the Dreyfus Family of Funds or certain other products made available by the Fund's Distributor exceeds one million dollars,
(c) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise, (d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code and (e) redemptions pursuant to the Automatic Withdrawal Plan, as described in the Fund's Prospectus. Any Fund shares subject to a CDSC which were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Fund's prospectus at the time of the purchase of such shares.










                                   SCHEDULE C


Contingent Deferred Sales Charge--Class C Shares--A CDSC of 1.00% payable to the Fund's Distributor shall be imposed on any redemption of Class C shares within one year of the date of purchase. The basis for calculating the payment of any such CDSC shall be the method used in calculating the CDSC for Class B shares. In addition, the provisions for waiving the CDSC shall be those set forth for Class B shares.









                                   SCHEDULE D



Conversion of Class B Shares--Class B shares shall automatically convert to Class A shares on the first Fund business day of the month in which the sixth anniversary of the date of purchase occurs (unless otherwise specified by the Board), based on the relative net asset values for shares of each such Class, and shall be subject to the Distribution Plan for Class A shares but shall no longer be subject to the Distribution Plan and Service Plan applicable to Class B shares. (Such conversion is subject to suspension by the Board members if adverse tax consequences might result.) At that time, Class B shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Class B shares (other than Dividend Shares) converting to Class A shares bears to the total Class B shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.